Exhibit 99.1

GENCOR RELEASES THIRD QUARTER FISCAL 2012 RESULTS

August 14, 2012 (PRIME NEWSWIRE) - Gencor Industries, Inc. (Nasdaq: GENC), announced today that revenue for the third quarter ended June 30, 2012 was $23.0 million. Gross margin as a percentage of revenues increased to 25.0% for the quarter ended June 30, 2012 from 18.5% for the quarter ended June 30, 2011. Operating income for the quarter ended June 30, 2012 was $2.4 million compared to operating income of $1.5 million for the quarter ended June 30, 2011.

The Company had a non-operating, net investment loss of $0.7 million for the quarter ended June 30, 2012 compared to non-operating, net investment income of $0.1 million for the quarter ended June 30, 2011. The Company’s net after tax income was $1.2 million ($.13 per basic and diluted share) for the quarter ended June 30, 2012, compared to net after tax income of $1.1 million ($.11 per basic and diluted share) for the quarter ended June 30, 2011.

For the nine months ended June 30, 2012, the Company had revenue of $49.2 million and net after tax income of $4.8 million ($.51 per basic and diluted share) versus revenues of $47.5 million and net after tax income of $4.6 million ($.49 per basic and diluted share) for the nine months ended June 30, 2011.

At June 30, 2012 the Company had $87.0 million in cash and marketable securities, an increase of $12.8 million over the September 30, 2011 balance of $74.2 million. Net working capital was $95.5 million at June 30, 2012. The Company has no short or long term debt.

E. J. Elliott, Gencor’s Chairman, stated, “Although revenue in the third quarter of fiscal 2012 was flat compared to revenue in the third quarter of last fiscal year we are pleased with the Company’s performance. Revenue in the third quarter of fiscal 2011, benefited from orders that typically are received and completed earlier in the fiscal year. Fiscal year to date revenue of $49.2 million is the Company’s highest nine month total since 2008. This is reflective of Gencor winning large contracts, even though the market remains very competitive. Gross profit margin of 25.0% in the third quarter of fiscal 2012 was the highest gross profit margin in nine quarters. The Company has begun to see the results of its cost-focused initiatives.”

Mr. Elliott commented, “I am optimistic that the Company will end the fiscal year strong. Gencor continues to gain market share, albeit from a smaller market. The Company is poised to benefit from a pent-up demand in new asphalt plants. The recent signing of a two-year, $118 billion dollar transportation bill is a significant improvement from the 90 day extensions previously authorized and should benefit the highway construction industry.”

Gencor Industries, Inc. is a diversified, heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2011; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact: Eric Mellen

407-290-6000